T. Jaeger de Foras Page 1 Ingredion Incorporated 5 Westbrook Corporate Center Westchester, IL 60154 PERSONAL & CONFIDENTIAL November 12, 2021 Tanya Jaeger de Foras Delivered electronically UPDATED Dear Tanya: Congratulations! I am pleased to confirm our offer of employment to join Ingredion Incorporated in the position of Chief Legal Officer, Corporate Secretary and Chief Compliance Officer, with an anticipated start date of November 29, 2021. You will be based in our Westchester, IL location and report to James Zallie, President & Chief Executive Officer. Base Salary: You will receive a base salary at an annual rate of $475,000 USD in installments in accordance with Ingredion’s payroll procedures, which currently provide for semi-monthly payments. Your base salary includes compensation for all time worked, as well as appropriate consideration for Company holidays and other time off. Your base salary will be considered for adjustment as part of our normal year-end performance management and compensation process, provided that your next salary review date will be February 2023. Your position is grade level O and is exempt. Short Term Incentive Compensation: Beginning in 2022 you will be eligible to participate in the Ingredion Annual Incentive Plan (AIP) with a target bonus of 65% of your annual rate of base salary; however, depending on the performance achieved, the actual earned award can vary. You will be provided with detailed information about this plan by the Total Rewards team in early 2022. Long Term Incentive Compensation: Beginning in the first quarter of 2022, you will be eligible to receive equity-based awards under Ingredion’s Long-Term Incentive Program (“LTIP”). Equity awarded to you will be delivered in a mix of Performance Shares (“PSUs”), Restricted Stock Units (“RSUs”), and Stock Options. Last year, equity issued under the LTIP for Grade O positions was weighted as follows: 50% of equity value granted as PSUs, 25% of equity value granted as RSUs and 25% of the equity value granted as Stock Options. The number of shares will be determined on the grant date. Currently, the RSUs will cliff vest after three years, while one third of Stock Options will vest on each anniversary of the grant and will be fully vested after three years. PSUs will be earned over a three-year period based on plan metrics for the performance cycle. Upon vesting, PSUs are delivered in the form of shares of Ingredion stock, and funding can range from 0 to 200% of the “Target” number of shares. Subject to Board approval, your February 2022 grant value will be $650,000 USD. The value of future awards under the LTIP will be based upon the Company's budget for long-term incentive compensation, your job performance, and the scope of your role and responsibilities.

T. Jaeger de Foras Page 2 Relocation timing and requirements: You acknowledge and agree that your physical presence in the Westchester, Illinois area and presence in the office consistent with Ingredion’s US/Canada – Agile Way of Working Policy are important parts of being effective in your role. You therefore agree that you will promptly establish a regular temporary residence/housing arrangement in the Westchester, Illinois area and will be in compliance with Ingredion’s US/Canada – Agile Way of Working Policy no later than January 4, 2022. You further agree that you will fully relocate your primary permanent residence to the Westchester, Illinois area by end of July 2022. During the period in which you have established your temporary housing arrangement but not yet established your primary permanent residence, Ingredion’s expectation is that you will typically be physically present in the Westchester, Illinois area, even if there may be days on which you are working from your temporary housing location instead of Ingredion’s offices. You agree that if, for any reason, you do not to establish a regular temporary residence in the Westchester, Illinois area (or are not in compliance with Ingredion’s US/Canada – Agile Way of Working Policy) by January 4, 2022, or you do not fully relocate your primary permanent residence to the Westchester, Illinois area by end of July 2022, Ingredion may terminate your employment and you will not be eligible for any severance benefits under any Executive Severance Agreement (as described below) or other company plan or policy (notwithstanding anything to the contrary in such Executive Severance Agreement, benefit or incentive plan or policy). Such a termination of your employment will be deemed a termination for “cause” under any Executive Severance Agreement, Repayment Agreement, or Ingredion benefit or incentive plan or policy (as applicable). For the time period between start date and January 4, 2022 we anticipate you will stay in hotel accommodations in the Westchester, Illinois area when you are required to be in the office. Any qualifying expenses incurred during this time period should be submitted as reimbursable business expenses through the expense management system. Relocation expenses: To support the relocation of your permanent residence to the Westchester, Illinois area, Ingredion will provide you Tier 1 relocation benefits under the Ingredion US and Canada Relocation Policy (“Policy”) up to a maximum of $150,000 in benefits. This amount includes any and all associated tax (federal, state and local). A full summary of such benefits, together with a Repayment Agreement, are attached. You must sign and return the Repayment Agreement prior to receiving any benefits under the Policy. Upon acceptance of the offer and your return of a signed Repayment Agreement, our relocation management company will assign a relocation specialist to you to conduct a further review of the authorized benefits. Notwithstanding anything to the contrary in the Policy: o With respect to your establishing a regular temporary residence in the Westchester, Illinois area, the Company will pay your reasonable expenses for a furnished temporary corporate living arrangement in the Westchester, Illinois area (such expenses the “Temporary Living Expenses”) for a consecutive seven (7)-month period. These Temporary Living Expenses are inclusive of the Temporary Living benefit described in the Policy (you are not eligible to receive both) and must comply with the terms of the Policy and Ingredion’s business expense reimbursement policies.

T. Jaeger de Foras Page 3 Executive Perquisites: o You will have the choice of 1) Company car allowance of $15,000 per annum (prorated for 2021 based on your start date) paid through U.S. payroll, or 2) Lease of a Company vehicle o You will be eligible for a financial advisory perquisite reimbursement of up to $5,500 o You will be eligible for an annual executive physical through Northwestern Medicine o You will be eligible to participate in the lngredion Incorporated Supplemental Executive Retirement Plan ("SERP"), subject to its terms. The SERP offers pretax deferrals of up to 20% of your salary and up to 75% of your bonus, and it restores savings and employer matching contributions which would otherwise be lost due to IRS limits. Vacation and floating holidays: You are eligible to accrue 4 weeks of vacation annually. Employees begin accruing vacation at the rate of one-twelfth (1/12) of their annual vacation eligibility for each completed calendar month of service after their date of hire. Please note, unless hired on the first calendar day of the month, you will not earn any vacation during the month you were hired. In addition, you will be granted one (1) floating holiday in the year in which you are hired and annually thereafter. Stock Ownership Requirements: o You will be subject to a stock ownership requirement of three-times-base-salary and have five years to achieve this level. o Share ownership for this purpose includes direct and indirect ownership of common stock, including restricted stock and shares held through the lngredion 401(k) plan, RSUs and phantom stock units held in the SERP. Stock options and unvested performance shares are not included in ownership for this purpose. o Please note that unless or until the ownership requirement has been achieved, you are not permitted to sell shares of common stock other than to fund the payment of the exercise price of options or to fund the payment of taxes upon the exercise of options or vesting of restricted stock units ("RSUs") or shares of restricted stock. Confidentiality and Intellectual Property Rights and Non-Competition Agreements: o The terms and conditions of this offer remain contingent upon your agreement to the Restrictive Covenants contained in the form of Executive Severance Agreement provided by the Company, the terms and conditions of which shall be deemed incorporated herein by reference, but which shall survive termination of your employment in accordance with its terms. o This offer letter and the Executive Severance Agreement shall constitute the entire agreement and understanding with respect to the matters described herein and supersede any and all prior and/or contemporaneous agreements and understandings, oral or written. o You agree that the benefits provided in this offer letter and the other benefits offered in the Executive Severance Agreement constitute sufficient consideration for your execution

T. Jaeger de Foras Page 4 of these agreements. Conditions of Employment: As a condition of our offer of employment, as well as your continued employment by the Company, you must read, understand and abide by all applicable agreements and policies including: 1. the Executive Severance Agreement 2. the Ingredion Policies on Business Conduct. All documents are provided with this letter, and you are required to sign and return the Executive Severance Agreement with this offer letter. You also will be required to sign and agree to comply with the Ingredion Policies on Business conduct. You agree that the benefits provided in this offer letter, as well as your continued employment, constitute sufficient consideration for your execution of these agreements. In addition, your employment with Ingredion Incorporated is contingent upon providing us with a complete copy of all agreements with your current and former employers (or entities to which you provided services) regarding inventions, non- disclosure of confidential information, non-compete agreements, or any other employment or other restrictions that may impact your ability to perform the duties assigned to you. You further agree that you will remain in compliance with such agreements and any and all professional ethics obligations and will not use or disclose any proprietary or other confidential information of any prior employer or other third party in connection with your performance of your duties for Ingredion. Additionally, to comply with the government COVID-19 Healthcare ETS, we will require proof of vaccination status or qualification for an exemption on the basis of a sincerely held religious belief or disability by January 4, 2022. Pre-employment requirements: This offer and your continued employment are contingent upon the satisfactory completion of background and reference checks, passing a pre-employment drug screen and medical evaluation (if applicable and where allowable by law), and the submission of proof of authorization to work in the United States. Once we receive written acceptance of this offer, we will begin our background verification and confirmation of the information you provided on the application form. You will not be able to begin work until we have satisfactorily completed the pre- employment requirements. Your current employer information will be verified as part of this process. Employment eligibility verification: As a result of the Immigration Reform and Control Act of 1986, all employers are required by law to verify the work authorization status of each person they hire. Therefore, on your first day of work, you will be asked to complete the I-9 Employment Eligibility Verification form. As detailed on the enclosed Employment Eligibility Verification List of Acceptable Documents, you must provide original documentation of your identity and work authorization within three days after your first day of work. The list of documents which are acceptable for this purpose are outlined in the Employment Eligibility Verification (I-9), which is attached for your reference. Please plan to bring these documents with you on your first day so we can complete this process in compliance with the federal rules.

T. Jaeger de Foras Page 5 Withholding requirements All amounts paid or provided to you under this offer letter will be subject to any applicable income, payroll, or other tax withholding requirements. At-will employment Nothing stated in this offer letter nor in any of our prior communications constitutes, or may be construed as, a commitment to, or contract of or for, employment for any specific duration. Your employment with the Company will be “at will,” which means you may leave the Company, or the Company may require you to leave its employ, for any reason, at any time, except as otherwise provided by law. This at-will relationship will remain in effect throughout your employment with the Company and any of its successors, affiliates, or related entities, unless it is modified by a specific, express, written employment contract which is signed by you and an authorized executive of the Company. Next steps To accept this offer, please complete, sign, scan and return all documents as indicated in this letter via email to Julie Quinn, Vice President – Total Rewards at Julie.Quinn@ingredion.com. If you have questions about the offer, or need to discuss a different start date, please contact Julie Quinn at 815-302-4851. Any change in start date requested by you must be mutually agreed by the Company. This offer is valid until 11/12/2021 and thereafter automatically expires. Tanya, we look forward to your prompt acceptance of this offer and the valuable contributions you will make at Ingredion. Sincerely, James Zallie President and Chief Executive Officer Ingredion Incorporated Enclosures: • Employment Eligibility Verification List of Acceptable Documents • Executive Severance Agreement • Ingredion Policies on Business Conduct • Relocation Expense Repayment Agreement • Ingredion US/Canada – Tier 1 Domestic Relocation Summary • Ingredion US/Canada – Agile Way of Working Policy • Ingredion COVID-19 Vaccination Declaration

T. Jaeger de Foras Page 6 Acceptance of employment Please indicate your acceptance of this offer by signing and dating below, signing the enclosed Executive Severance Agreement, completing the information on this and the following page, and returning the documents to Julie Quinn at Julie.Quinn@ingredion.com. I, Tanya Jaeger de Foras, accept the terms and conditions set forth in this offer of employment for the position of Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer with Ingredion Incorporated. Signature: Date: Relocation: If your address on your first day of employment will be different from the one listed at the top of this letter, please indicate your correct address below: Please return the signed acceptance & personal data pages via email to: Julie.Quinn@ingredion.com.

T. Jaeger de Foras Page 7 Acceptance of employment - personal data Please complete this section with your acceptance. If you would prefer to complete this over the phone, please contact me directly. The information obtained will be kept confidential and may only be used in accordance with the provisions of applicable laws, executive orders, and regulations. Social Security Number: Birth Date: Please return the signed acceptance & personal data pages via email to: Julie.Quinn@ingredion.com.